UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2019

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

666 Fifth Avenue, 18th Floor, New York, NY	10103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2019, following the consummation of the Merger (as defined below), Golub Capital BDC, Inc. (the “Company”), entered into a new investment advisory agreement (the “New Investment Advisory Agreement”) with GC Advisors LLC (“GC Advisors), which amends and restates the existing investment advisory agreement, dated as of August 4, 2014, by and between the Company and GC Advisors (the “Current GBDC Investment Advisory Agreement”).

The New Investment Advisory Agreement amended the Current GBDC Investment Advisory Agreement in order to incorporate changes to the calculation of the cumulative incentive fee cap as well as the income component of the incentive fee (the “Income Incentive Fee”) but did not change the calculation of the capital gain component of the incentive fee or the rates of the incentive fees, nor eliminate the look-back to the Company’s initial public offering for the incentive fee cap. Under the New Investment Advisory Agreement:

(i)	the cap on incentive fees paid to GC Advisors is calculated on a per share, rather than aggregate, basis; and

(ii)	the calculation of the Income Incentive Fee and incentive fee cap is adjusted to exclude any amounts resulting solely from the purchase accounting for any premium or discount paid for the acquisition of assets in a merger, such as the premium to net asset value paid for the shares of common stock of GCIC (as defined below) in the Merger.

None of the other material terms changed in the New Investment Advisory Agreement as compared to the Current GBDC Advisory Agreement, including the services to be provided, the capital gain component of the incentive fee and the base management fee.

The New Investment Advisory Agreement shall continue for an initial two-year term, and thereafter shall continue in effect from year to year if approved annually by the Board of Directors of the Company (the “Board) or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by a majority of the Company’s directors who are not “interested persons,” as that term is defined in Investment Company Act of 1940, as amended (the “1940 Act”), of the Company or GC Advisors. The New Investment Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by GC Advisors and may be terminated by either party without penalty no less than 60 days’ written notice to the other. The holders of a majority of the Company’s outstanding voting securities, by vote, may also terminate the New Investment Advisory Agreement without penalty.

The New Investment Advisory Agreement was approved by the Board on July 11, 2019 and by the Company’s stockholders at a meeting held on September 4, 2019.

The description above is only a summary of the material provisions of the New Investment Advisory Agreement and is qualified in its entirety by reference to a copy of the New Investment Advisory Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

Upon the effectiveness of the New Investment Advisory Agreement, the Current GBDC Investment Advisory Agreement was terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 16, 2019, the Company completed its previously announced acquisition of Golub Capital Investment Corporation, a Maryland corporation (“GCIC”), pursuant to that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of November 27, 2018, by and among the Company, GCIC, Fifth Ave Subsidiary Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”), GC Advisors, a Delaware limited liability company and investment adviser to each of the Company and GCIC, and, for certain limited purposes, Golub Capital LLC. Pursuant to the Merger Agreement, Merger Sub was first merged with and into GCIC, with GCIC as the surviving corporation (the “Initial Merger”), and, immediately following the Initial Merger, GCIC was then merged with and into the Company, with the Company as the surviving company (the Initial Merger and the subsequent merger, collectively, the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of GCIC common stock was converted into the right to receive 0.865 shares of common stock, par value $0.001 per share of the Company (with GCIC stockholders receiving cash in lieu of fractional shares of the Company’s common stock). As a result of the Merger, the Company issued an aggregate of approximately 71,779,964 shares of its common stock to former GCIC stockholders prior to any adjustment for GCIC stockholders receiving cash in lieu of fractional shares.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on November 28, 2018, Amendment No. 1 to Agreement and Plan of Merger, a copy of which was filed by the Company as Exhibit (4)(b) to its Registration Statement on Form N-14 filed on December 21, 2018, and Amendment No. 2 to Agreement and Plan of Merger, a copy of which was filed by the Company as Exhibit (4)(c) to Pre-Effective Amendment No. 1 to its Registration Statement on Form N-14 filed on July 11, 2019 (collectively, the “Registration Statement”), all of which are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The net asset value per share of GCIC was estimated to be $15.00 as of the closing of the Merger.

Set forth in the table below are certain preliminary estimates of the financial condition and results of operations for the Company for the two months ended August 31, 2019. These estimates are subject to the completion of financial closing procedures and are not a comprehensive statement of the Company’s financial results for the two months ended August 31, 2019. Actual results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results for the three months and fiscal year ended September 30, 2019 are finalized.

Net income per share	$0.26
Net investment income per share	$0.21
Accrual for capital gain incentive fee per share (1)	$0.01
Net investment income before capital gain incentive fee accrual per share.	$0.22

(1) The capital gain incentive fee payable as calculated under the Current GBDC Investment Advisory Agreement for the two months ended August 31, 2019 is estimated to be $0. However, in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company is required to include the aggregate unrealized capital appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis, as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Current GBDC Investment Advisory Agreement.

The Company originated $90.4 million in new middle-market investment commitments during the two months ended August 31, 2019 and the net increase in borrowings under the terms of the Company’s various debt facilities was $11.7 million.

The Company intends to announce final results of operations for the three months and fiscal year ended September 30, 2019 in late November 2019.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management of the Company. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to these preliminary estimates. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

Item 7.01	Regulation FD Disclosure.

On September 16, 2019, the Company issued a press release announcing, among other things, the closing of the Merger. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results of the Company and involve a number of risks and uncertainties. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings made by the Company with the Securities and Exchange Commission (“SEC”). Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include: the ability to realize the anticipated benefits of the Merger, the effect that the consummation of the Merger may have on the trading price of the Company’s common stock on The Nasdaq Global Select Market, the Company’s plans, expectations, objectives and intentions as a result of the Merger, the business prospects of the Company and the prospects of its portfolio companies, actual and potential conflicts of interests with GC Advisors and other affiliates of Golub Capital LLC, general economic and political trends and other factors, the dependence of the Company’s future success on the general economy and its effect on the industries in which they invest, and future changes in laws or regulations and interpretations thereof. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
The Company’s financial statements required to be provided herein, were included in Pre-Effective Amendment No.1 to the Company’s Registration Statement on Form N-14, filed on July 11, 2019, and is incorporated by reference in this Item 9.01(a).

(b)	Pro forma financial information.
The unaudited pro forma condensed consolidated financial information as of June 30, 2019 and for the nine months ended June 30, 2019 and the year ended September 30, 2018 is attached here to as Exhibit 99.2.

(d)	Exhibits.

EXHIBIT NUMBER

2.1	Agreement and Plan of Merger by and among Golub Capital BDC, Inc., Golub Capital Investment Corporation, Fifth Ave Subsidiary Inc., GC Advisors, LLC, and solely for purposes of Section 1.9, Golub Capital LLC, dated as of November 27, 2018 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2018).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Golub Capital BDC, Inc., Golub Capital Investment Corporation, Fifth Ave Subsidiary Inc., GC Advisors, LLC, and solely for purposes of Section 1.9, Golub Capital LLC, dated as of December 21, 2018 (Incorporated by reference to Exhibit (4)(b) to the Registrant’s Registration Statement on Form N-14, filed on December 21, 2018).

2.3	Amendment No. 2 to Agreement and Plan of Merger by and among Golub Capital BDC, Inc., Golub Capital Investment Corporation, Fifth Ave Subsidiary Inc., GC Advisors, LLC, and solely for purposes of Section 1.9, Golub Capital LLC, dated as of July 11, 2019 (Incorporated by reference to Exhibit (4)(c) to Pre-Effective Amendment No.1 to the Registrant’s Registration Statement on Form N-14, filed on July 11, 2019).

10.1	Third Amended and Restated Investment Advisory Agreement, dated as of September 16, 2019, by and between Golub Capital BDC, Inc. and GC Advisors, LLC.

99.1	Press Release, dated as of September 16, 2019.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: September 16, 2019	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer